UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2010

DAYBREAK OIL AND GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1012 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 232-7674

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Securities Holders.

On July 22, 2010, Daybreak Oil and Gas, Inc. (“Daybreak”) held its 2010 annual meeting of shareholders (the “Annual Meeting”).  At the Annual Meeting, the shareholders elected all of Daybreak’s nominees for director; and ratified the appointment of MaloneBailey, LLP as Daybreak’s independent registered public accountants for the year ending February 28, 2011 by the following votes:

Item 1. Election of Directors.

Nominee	For	Withheld	Broker Non-Votes
Wayne G. Dotson	17,260,852	307,100	17,745,819
Dale B. Lavigne	17,260,852	307,100	17,745,819
Ronald D. Lavigne	17,116,835	451,117	17,745,819
James F. Meara	17,260,852	307,100	17,745,819
Timothy R. Lindsey	14,363,152	3,204,800	17,745,819
James F. Westmoreland	17,260,852	307,100	17,745,819

Item 2. Ratification of appointment of independent registered public accountants for the fiscal year ending February 28, 2011.

Voting Results
For	Against	Abstentions
33,919,125	1,305,258	89,388

As of May 27, 2010, the record date for the Annual Meeting, there were 47,785,599 shares of Daybreak common stock outstanding and entitled to one vote each at the Annual Meeting and 1,008,565 shares of Daybreak Series A Convertible Preferred stock outstanding and entitled to 3,025,595 aggregate votes at the Annual Meeting, which number is equal to the number of shares of common stock into which such shares of Series A Convertible Preferred stock could be converted on the record date. Holders of the common stock and the Series A Convertible Preferred stock vote together as a single class. A total of 35,313,771 voting shares of Common Stock and Series A Convertible Preferred Stock were present at the Annual Meeting by person or by proxy, representing 69.49% of the 50,811,194 total outstanding and eligible shares to vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By:	/s/ JAMES F. WESTMORELAND
James F. Westmoreland, President and Chief Executive Officer

Date: July 27, 2010